                                                                    EXHIBIT 99.2


                     [Letterhead of Salomon Brothers Inc]



                                                                  April   , 1996


                            Berkshire Hathaway Inc.
                            -----------------------
                   Offering of Shares of Class B Common Stock
                   ------------------------------------------


To Securities Dealers:

          Berkshire Hathaway Inc. ("Berkshire") has filed a Registration Statement with the Securities and Exchange Commission with respect to the proposed offering of the above-captioned Shares. It is anticipated that the Registration Statement will become effective in late May, 1996. Berkshire has selected us as the sole underwriter for the offering, and we are pleased to offer you the opportunity to participate in the Selected Dealer group.

          We enclose, for information purposes only, one copy of the Registration Statement, as filed with the Securities and Exchange Commission on April 2, 1996.

          We urge you to read the preliminary prospectus included within the Registration Statement, particularly the sections entitled "The Offering", "Certain Risk Factors and Investment Considerations" and "Plan of Distribution". As described in the preliminary prospectus, you will see that certain aspects of Berkshire's approach to the offering are somewhat unconventional, including (i) Berkshire's intention to assess investor demand for the Shares during the offering and increase the size of the offering as necessary to satisfy demand,
(ii) the large size of the selected dealer group, which is expected to be a broad group of as many as 500 selected dealers located throughout the United States and in Europe and (iii) Berkshire's philosophy that the offering should be structured so that prospective investors feel as little sales pressure as possible from participating brokers.

          We are also enclosing two signed copies of the Selected Dealer Agreement. If you decide to participate in the offering, please sign and return one copy by May 1, 1996, to Salomon
                                              --------------
Brothers Equity Capital Markets/Syndicate Department, 7 World Trade Center, New York, New York 10048, Attention: Berkshire Hathaway Equity Syndicate Team.

          It is important that you read the enclosed Selected Dealer Agreement carefully. This Agreement was specially prepared for this transaction and includes a number of non-standard provisions. Under the terms of the Agreement, Salomon Brothers reserves the right to terminate the Agreement at any time prior to the confirmed allocation of Shares to you.

          You should also review the Preliminary Timetable included herewith. You should note that, as illustrated in the Preliminary Timetable, Selected Dealers will be committed to purchase the Shares allocated to them several hours before the initial public offering price is determined. The initial public offering price will be based on the closing sale price of Berkshire's Class A Common Stock on the New York Stock Exchange.

          Finally, we have included a Responsibility Checklist as a guide to the documents you will have to provide us in order to participate in the offering.

                                                            Very truly yours,



                                                            Salomon Brothers Inc


          No offer to buy the Shares can be accepted and no part of the purchase price can be received until the Registration Statement has become effective, and any such offer may be withdrawn or revoked, without obligation or commitment of any kind prior to notice of its acceptance given after the Effective Date. No obligation or commitment to purchase Shares will arise under the Selected Dealer Agreement until the Registration Statement has become effective.

                             PRELIMINARY TIMETABLE

                            Berkshire Hathaway Inc.
                            -----------------------
                   Offering of Shares of Class B Common Stock
                   ------------------------------------------


          The timing described below is preliminary and subject to change from time to time by Written Communication from Salomon Brothers to prospective Selected Dealers as provided in the Selected Dealer Agreement.


Wednesday, May 1                         Signed Selected Dealer Agreements and
                                         completed Selected Dealer Information
                                         forms due by mail from prospective
                                         Selected Dealers.

Friday, May 3                            Salomon Brothers notifies each
                                         Selected Dealer of its acceptance
                                         into the Selected Dealer group and
                                         assigns to each Selected Dealer a
                                         unique Personal Identification Code.

Monday, May 6                            Berkshire shareholders meeting.
                                         Redesignation of Common Stock as
                                         Class A Common Stock and
                                         authorization of Class B Common Stock
                                         submitted to shareholders for
                                         approval.

Tuesday, May 7                           Selected Dealer organizational
                                         meeting/conference call.

Wednesday, May 8                         Formal announcement of the offering,
                                         with national advertisement in The
                                         Wall Street Journal and commencement
                                         -------------------
                                         of the Offering and period for
                                         collection of firm indications of
                                         investor interest.  Initial
                                         distribution of preliminary
                                         prospectuses to Selected Dealers.

                                                                               2

Tuesday, May 21

     4:00 p.m. (EST)                     End of period for collection of
                                         indications of investor interest.

     5:00 p.m. (EST)                     Selected Dealers send to Salomon
                                         Brothers by fax their final Demand
                                         Update Forms and Officer's Allocation
                                         Certificates.

     6:30 p.m. (EST)                     Salomon Brothers notifies each
                                         Selected Dealer by telephone of its
                                         collateral requirements, if any.

Wednesday, May 22

     By 8:00 a.m. (EST)                  Salomon Brothers notifies each
                                         Selected Dealer by Written
                                         Communication of its allocation
                                         (subject to Salomon Brothers'
                                         confirmation) of shares in the
                                         Offering.

     8:30 a.m. (EST)                     Berkshire files with the SEC an
                                         amendment to the Registration
                                         Statement which includes the size of
                                         the Offering.

                                         Berkshire distributes a press release
                                         announcing the size of the Offering.

     9:30 a.m. (EST)                     Registration Statement declared
                                         effective by the SEC.



                                                                               3

     Between                             Each Selected Dealer telephones
     9:30 a.m. (EST)                     Salomon Brothers (at 212-   -    )
     and 12:00 noon (EST)                with its Personal Identification Code
                                         to receive confirmation from Salomon
                                         Brothers of its allocation, whereupon
                                         the Selected Dealer will become
                                         legally bound to purchase the number
                                         of shares allocated to it.  Any
                                         Selected Dealer that fails to
                                         telephone Salomon Brothers during
                                         this time period or that does not
                                         receive confirmation from Salomon
                                         Brothers of its allocation will not
                                         be entitled to purchase shares
                                         pursuant to the Selected Dealer
                                         Agreement.



     After 4:30 p.m. (EST)               Public Offering Price is established
                                         by Berkshire and Salomon Brothers at
                                         a price (i) not greater than
                                         one-thirtieth (1/30th) of the closing
                                         sale price for shares of Berkshire's
                                         Class A Common Stock on the New York
                                         Stock Exchange on such date and (ii)
                                         not less than one-thirtieth (1/30th)
                                         of such closing sale price, less a
                                         discount of 4%.

     After 5:00 p.m. (EST)               Salomon Brothers advises Selected
                                         Dealers of the Public Offering Price
                                         and settlement date by Written
                                         Communication.

Wednesday, May 29                        Settlement date on a T+4 basis.


                            RESPONSIBILITY CHECKLIST

                            Berkshire Hathaway Inc.
                            -----------------------
                   Offering of Shares of Class B Common Stock
                   ------------------------------------------


          The following is a summary of your basic responsibilities if you decide to participate in the Selected Dealer group. All dates are based on the preliminary timetable and are subject to change at the sole discretion of Salomon Brothers.

          1. By May 1, return to Salomon Brothers by overnight mail or other express delivery service the signed Selected Dealer Agreement with the Selected Dealer Information Form (Annex A to the Selected Dealer Agreement) filled out completely, including your best initial estimate of the number of preliminary
- ----------
prospectuses you will need for the duration of the order collection period.

          2. At least one representative of your firm must attend the Selling Group organizational meeting in New York City or participate in such meeting by conference call. The meeting will be held on May 7 at 4:15 p.m. (EST) at Salomon Brothers' offices at 7 World Trade Center, New York, New York, 45th Floor Banquet Room. A Selected Dealer representative wishing to participate by telephone conference can call (800) 857-5096 (if calling from within the United States) or (402) 592-1811 (if calling from outside the United States), with the password "Berkshire" and the Personal Identification Code assigned to the Selected Dealer. Expenses of attending or participating in such meeting will not be reimbursed.

          3. Make 10 copies of the Demand Update form (Annex B to the Selected Dealer Agreement) and fax one copy each business day, starting May 8 and ending May 21, to Salomon Brothers at fax number (212) 783-3349. Please fill out each Demand Update form completely in type. Accurate Demand Update forms are crucial
                                        ----------------------------------------
as they provide Berkshire Hathaway and Salomon Brothers with the real-time
- --------------------------------------------------------------------------
information required to size the offering correctly to meet investor demand.
- ----------------------------------------------------------------------------
Failure to deliver Demand Update forms may result in expulsion from the Selected Dealer group.

          4. On May 21, before 5:00 p.m. (EST), accompanying the final Demand Update form, return to Salomon Brothers by fax the Officer's Allocation Certificate

(Annex C to the Selected Dealer Agreement) filled out completely and signed by a senior member of your firm. Salomon Brothers' allocation of Shares to you, if any, will be based on your Officer's Allocation Certificate.

          5.  On May 22, between 9:30 A.M. (EST) and 12:00 noon (EST), telephone
Salomon Brothers at (212)    -     with your Personal Identification Code to
receive confirmation from Salomon Brothers of your allocation of Shares, whereupon you will be legally bound to purchase the number of Shares allocated to you. Failure to receive confirmation from Salomon Brothers of your allocation of Shares will result in your not being entitled to purchase any Shares pursuant to the Selected Dealer Agreement.

          6. On May 30, return to Salomon Brothers by fax the Officer's Recycling Certificate (Annex D to the Selected Dealer Agreement) filled out completely and signed by a senior member of your firm.

Communication Summary:
- ---------------------

By Mail:                                 Salomon Brothers Equity Capital
                                         Markets/Syndication Department
                                         7 World Trade Center
                                         New York, NY 10048
                                         Attention:  Berkshire Hathaway
                                         Equity Syndication Team

By Fax:                                  (212) 783-3349

By Telephone:                            For general questions call (212)
                                         783-3400.

                                         To participate in the organizational
                                         meeting by telephone conference, call
                                         (800) 857-5096 (if calling from
                                         within the United States) or (402)
                                         592-1811 (if calling from outside the
                                         United States), with the password
                                         "Berkshire" and your Personal
                                         Identification Code.

                                         To receive confirmation of your
                                         allocation (on May 22), call (212)
                                         -    .


                                [Letterhead of]

                              SALOMON BROTHERS INC

                                                                 April    , 1996


                            Berkshire Hathaway Inc.
                            -----------------------
                   Offering of Shares of Class B Common Stock
                   ------------------------------------------
                           Selected Dealer Agreement
                           -------------------------


Ladies and Gentlemen:

          Salomon Brothers Inc ("Salomon") is pleased to invite you (the "Selected Dealer") to participate in the group of selected dealers (collectively, the "Selected Dealers") organized for the public offering (the "Offering") of the shares of Class B Common Stock, $.1667 par value per share (the "Shares"), of Berkshire Hathaway Inc. ("Berkshire"). This will confirm our mutual agreement as to the terms and conditions applicable to your participation in the selected dealer group for the Offering.

          1.  The Offering.  The Offering consists of a public offering by
              ------------
Berkshire of the Shares pursuant to a registration statement on Form S-3 (the "Registration Statement") filed under the Securities Act of 1933 (the "Securities Act").

          2.  Conditions of Offering.  The Offering will be subject to delivery
              -----------------------
of the Shares by Berkshire to Salomon and their acceptance by Salomon, to the approval of all legal matters by counsel to Salomon and to the satisfaction of other conditions to be set forth in the underwriting agreement between Berkshire and Salomon.

          3.  Allocation of Shares; Effective Time.  (a)  The Selected Dealer's
              -------------------------------------
delivery pursuant to Section 5(f) hereof of an Officer's Allocation Certificate in the form attached hereto as Annex C shall constitute the offer of the

Selected Dealer to purchase from Salomon up to the number of Shares specified therein. Such offer shall be revocable by the Selected Dealer (in whole but not in part) at any time prior to Salomon's confirmation of the allocation of Shares for purchase by the Selected Dealer as provided in Section 5(g) hereof.

          (b) Salomon shall have the right to accept or reject such offer in whole or in part. Salomon's confirmation of the allocation of Shares for purchase by the Selected Dealer as provided in Section 5(g) hereof shall constitute Salomon's acceptance of such offer to the extent of such allocation (the time of such confirmation being referred to herein as the "Effective Time"), whereupon this Agreement shall become and shall thereafter constitute the legal and binding obligation of the Selected Dealer to purchase, and the legal and binding obligation of Salomon to sell, the allocated Shares, subject to the terms and conditions specified herein, at a price equal to the Public
Offering Price less a selling concession (the "Concession") equal to $       per
Share, such purchase and sale to be effective as of the pricing date and to settle on the date and in the manner provided in Section 4 hereof.

          (c) Salomon shall specify the "Public Offering Price" to the Selected Dealer by Written Communication sent promptly after pricing. The Public Offering Price (i) shall not be greater than one-thirtieth (1/30th) of the closing sale price per share on the New York Stock Exchange of shares of Berkshire's Class A Common Stock, par value $5.00 per share (the "Class A Common Stock"), on the pricing date and (ii) shall not be less than one-thirtieth (1/30th) of such closing sale price, less a discount of 4%.

          4.  Delivery and Payment.  Delivery of and payment for the Shares
              ---------------------
purchased by the Selected Dealer shall be made on such date after the pricing date as Salomon shall determine, on one day's prior notice to the Selected Dealer. Payment shall be made in same-day Federal funds, in an amount equal to the Public Offering Price less the Concession, against delivery of the Shares. Unless notified otherwise by Salomon, payment for and delivery of Shares purchased by the Selected Dealer shall be made through the facilities of The Depository Trust Company, if the Selected Dealer is a participant, or, if the Selected Dealer is not a participant, settlement shall be made through a correspondent who is a participant pursuant to instructions set forth in the Selected Dealer Information Form

(previously provided to Salomon in the form of Annex A hereto).

          5.  Rules of Engagement.  The Selected Dealer acknowledges that the
              --------------------
Offering will be conducted pursuant to the following rules of engagement (the "Rules of Engagement") and hereby agrees to observe and perform its obligations thereunder:

          (a)  Limited Selling Efforts.  The Selected Dealer shall not discuss
               ------------------------
     any aspect of the Offering with any member of the news media and shall not advertise or make any press release regarding the Selected Dealer's participation in the Offering, provided that after formal announcement of the Offering (May 8) the Selected Dealer may distribute only to its customers with accounts open as of May 1, 1996, an announcement of its participation in the Offering which satisfies the requirements of Rule 134 under the Securities Act.

          (b)  Organizational Meeting.  At least one of the Selected Dealer's
               -----------------------
     representatives must attend the organizational meeting in New York or participate in the meeting by telephone conference call (Tuesday, May 7 at 4:15 p.m. (EST)).

          (c)  Offering Materials.  The Offering is by authorized prospectus
               -------------------
     only, and the Selected Dealer shall not deliver to prospective investors, the news media or the general public any other document which could be construed as an offering document or which otherwise does not meet the requirements of Section 10 of the Securities Act (including without limitation Berkshire's annual report to shareholders or any press report regarding Berkshire, the Offering or Warren Buffett). The Selected Dealer is not authorized by Berkshire or by Salomon to give any information or to make any representation not contained in the prospectus authorized by Berkshire and Salomon for use by the Selected Dealer in connection with any offer or sale of the Shares.

          (d)  Daily Demand Updates.  The Selected Dealer shall inform Salomon
               ---------------------
     of aggregate firm indications of interest received by the Selected Dealer each business day during the bookbuilding period. Demand Update Forms (in the form of Annex B attached hereto) (the "Demand Update Form") are due by way of facsimile transmission in accordance with Section 13 hereof by 5:00 p.m. (EST) on each business day during the bookbuilding period (Wednesday, May 8 to Tuesday, May 21).

          (e)  Bookbuilding Limitations.  The Selected Dealer shall not report
               -------------------------
     to Salomon firm indications of interest which are subject to price limitations (as to price per share or as to total purchase price).

          (f)  Allocation Certificate.  On the last day of the bookbuilding
               -----------------------
     period, the Selected Dealer must notify Salomon of all firm indications of interest received during the bookbuilding period by the Selected Dealer (and not revoked) by sending an Officer's Allocation Certificate (in the form of Annex C attached hereto) signed by an authorized officer of the Selected Dealer and delivered by fax in accordance with Section 13 hereof by 5:00 p.m. (EST) on the last day of the bookbuilding period (Tuesday May
     21), as a pre-condition to Share allocation.

          (g)  Share Allocation and Confirmation of Share Allocation.  Salomon
               ------------------------------------------------------
     will notify the Selected Dealer by Written Communication before 8:00 a.m.
     (EST) on the pricing date of its allocation, if any, of Shares for purchase by the Selected Dealer (subject to confirmation as described below). Such allocation will not entitle the Selected Dealer to purchase any Shares hereunder. Between 9:30 a.m. (EST) and 12:00 Noon (EST) on the pricing
     date, the Selected Dealer must telephone Salomon at 212-   -     in order
     to receive from Salomon Brothers confirmation of such allocation. If the Registration Statement has not been declared effective by the Securities and Exchange Commission at the time the Selected Dealer telephones to receive confirmation of its allocation, Salomon will specify a later time by which the Selected Dealer must telephone Salomon in order to receive such confirmation. In order to receive confirmation of its allocation, each Selected Dealer will be required to identify its Personal Identification Code previously assigned to it by Salomon in a Written Communication.

          (h)  Order Collection.  The Selected Dealer shall not report of its
               -----------------
     own account a firm indication of interest to purchase 20,000 Shares or more received from any single customer or a firm indication of interest to purchase Shares received from an "institutional investor" (defined below), but shall notify Salomon of any such interest pursuant to the Demand Update Form. Any such firm indication of interest may be accepted by Salomon at its sole discretion. Salomon agrees to credit, in accordance with the customer's designation, an amount up to the Concession on such Shares to the Selected Dealer, if such Shares are sold by Salomon to such customer. Customers may not designate the Concession to any person other than a member of the Selected Dealer group or Salomon. For purposes of this Agreement, the term "institutional investor" shall mean any of the entities specified in the definition of "qualified institutional buyer" set forth in Rule 144A under the Securities Act, but without any limitation based on the amount of securities owned by such entities.

          (i)  Recycling Certificate.  On the fifth business day after the
               ----------------------
     pricing date, the Selected Dealer shall deliver to Salomon a completed Officer's Recycling Certificate (in the form of Annex D attached hereto).

          (j)  Rule 10b-6.  The Selected Dealer acknowledges that once it
               -----------
     decides to participate in the Offering it will be subject to Rule 10b-6 ("Rule 10b-6") under the Securities Exchange Act of 1934 (the "Exchange Act") and hereby agrees that it shall comply with the provisions of Rule 10b-6. Until the Selected Dealer has completed its participation in the distribution of the Shares, the Selected Dealer shall not (i) publish or distribute research reports regarding Berkshire, except as permitted by Rule 139 under the Securities Act and Rule 10b-6 or (ii) bid for or purchase shares of the Class A Common Stock or the Class B Common Stock, except bids or purchases made prior to the two full trading days preceding the Effective Time (i.e., based on the current schedule, bids and purchases
                         ----
     will be prohibited after the close of trading on the New York Stock Exchange on Monday, May 20, and will continue to be prohibited until you have completed the distribution of Shares allocated to you).

          (k)  Prospectus Delivery.  Salomon shall provide the Selected Dealer
               --------------------
     with such number of copies of each preliminary prospectus and of the final prospectus for the Offering as the Selected Dealer may reasonably request for the purposes contemplated by the Securities

     Act and the Exchange Act and the applicable rules and regulations of the Securities and Exchange Commission thereunder. The Selected Dealer shall make a record of its distribution of each preliminary prospectus and, when furnished with copies of any revised preliminary prospectus, the Selected Dealer will, upon Salomon's request, promptly forward copies thereof to each person to whom the Selected Dealer has theretofore distributed a preliminary prospectus.

          (l)  Public Offering Price; Concession.  Until expiration or
               ----------------------------------
     termination of the "Distribution Period" pursuant to Section 10 hereof (as such term is defined in said Section 10), the Selected Dealer agrees to offer Shares to the public only at the Public Offering Price. After the commencement of the Offering, Salomon may change the Public Offering Price and the Concession by Written Communication to the Selected Dealer (in accordance with Section 13 hereof), provided that such change shall not affect the Selected Dealer's obligation, if any, to purchase Shares from Salomon at the initial Public Offering Price less the initial Concession pursuant to Section 3 hereof.

          (m)  Stabilization and Overallotment.  Salomon may, with respect to
               --------------------------------
     the Offering, overallot in arranging sales to Selected Dealers, purchase and sell Shares for long or short account and stabilize or maintain the market price of the Shares.

          (n)  Repayment of Concession.  If, prior to the later of (a) the
               ------------------------
     expiration or termination of the Distribution Period, or (b) the covering by Salomon of any short position created by Salomon in connection with the Offering for its account, Salomon purchases or contracts to purchase for its account in the open market or otherwise any Shares purchased by the Selected Dealer under this Agreement, the Selected Dealer agrees to pay Salomon on demand an amount equal to the Concession with respect to such Shares plus transfer taxes and broker's commissions or dealer's mark-up, if any, paid in connection with such purchase or contract to purchase.

          (o)  Blue Sky.  Upon application to Salomon, Salomon shall inform the
               ---------
     Selected Dealer as to any advice Salomon has received from counsel concerning the jurisdictions in which Shares have been qualified for sale or are exempt under the securities or blue sky laws of such jurisdictions, but Salomon does not assume any obligation or responsibility as to the Selected Dealer's right to sell Shares in any such jurisdiction.

          (p)  Offering Outside the United States.  The Shares have not been
               -----------------------------------
     qualified for offer or sale in any jurisdiction outside the United States. Any Selected Dealer offering or selling the Shares outside the United States will offer and sell the Shares strictly in compliance with all applicable laws, rules and regulations of such jurisdiction. Any Selected Dealer offering or selling the Shares in the United Kingdom shall comply with the following statement, and shall include a copy of the following statement with each prospectus that it delivers in the United Kingdom:

          "Each of the Company and the Selected Dealer (i) has not offered or sold, and will not offer or sell, in the United Kingdom, by means of any document, any shares of Class B Common Stock other than to persons whose ordinary business it is to buy or sell shares or debentures, whether as principal or agent (except under circumstances which do not constitute an offer to the public within the meaning of the Companies Act 1985); (ii) has complied and will comply with all applicable provisions of the Financial Services Act 1986 (the '1986 Act') with respect to anything done by it in relation to the shares of Class B Common Stock in, from or otherwise involving the United Kingdom; and
          (iii) has only issued or passed on, and will only issue or pass on to any person in the United Kingdom, any investment advertisement (within the meaning of the 1986 Act) relating to the shares of Class B Common Stock if that person falls within Article 9(3) of the Financial Services Act 1986 (Investment Advertisements) (Exemption) Order 1988."

          (q)  Compliance with Law.  The Selected Dealer agrees that in selling
               --------------------
     Shares pursuant to the Offering (which agreement shall also be for the benefit of

     Berkshire) the Selected Dealer will comply with all applicable laws, rules and regulations, including the applicable provisions of the Securities Act and the Exchange Act, the applicable rules and regulations of the Securities and Exchange Commission thereunder, the applicable rules and regulations of the National Association of Securities Dealers, Inc. (the "NASD") and the applicable rules and regulations of any securities exchange having jurisdiction over the Offering.

          6.  Collateral.  (a)  Salomon reserves the right to require that the
              -----------
Selected Dealer post cash collateral to secure (i) the Selected Dealer's obligations hereunder to purchase Shares and (ii) the performance by the Selected Dealer of the Selected Dealer's other obligations hereunder. If the Selected Dealer delivers such collateral, this Agreement will constitute a security agreement by the Selected Dealer as debtor in favor of Salomon as the secured party, and Salomon shall have all the rights and remedies with respect to such collateral as is available to a secured party under the New York Uniform Commercial Code. Any cash collateral required hereunder shall be delivered to Salomon for deposit in an interest-bearing deposit account (the "Cash Account") specified by Salomon. The Cash Account shall be under the sole dominion and control of Salomon, and Salomon shall have the sole right to make withdrawals from the Cash Account and to exercise all rights with respect to the Cash Account. Interest accruing on cash collateral on deposit from time to time in the Cash Account shall constitute additional collateral hereunder. Upon Salomon's receipt of payment for the Shares to be purchased by the Selected Dealer, as provided in Section 4 hereof, the amount of any such cash collateral (and all interest actually earned thereon) shall be distributed to the Selected Dealer.

          (b) If Salomon requires cash collateral to be posted, such collateral will not exceed 30% of the amount by which the dollar amount of the Selected Dealer's allocation of Shares exceeds the Selected Dealer's net capital (as set forth in the Selected Dealer's March 31, 1996, Focus Report). The amount of collateral so required by Salomon is referred to herein as the "Collateral Requirement".

          (c) In lieu of collateral, the Selected Dealer may provide Salomon (by fax to Salomon at (212) 783-3349) with (i) a letter from a guaranteeing agent acceptable to Salomon for the full amount of the Selected Dealer's

Collateral Requirement and in a form acceptable to Salomon or (ii) a letter of credit from a bank acceptable to Salomon for the full amount of the Selected Dealer's Collateral Requirement and in a form acceptable to Salomon.

          7.  Representations, Warranties and Agreements.  As of the date hereof
              -------------------------------------------
and as of the Effective Time, the Selected Dealer hereby represents, warrants and agrees to and with Salomon as follows:

          (a)  Prospectus.  The Selected Dealer is familiar with Rule 15c2-8
               ----------
under the Exchange Act relating to the distribution of preliminary and final prospectuses and agrees that it will comply therewith. In purchasing the Shares, the Selected Dealer will rely upon no statement whatsoever, written or oral, other than the statements in the final prospectus delivered to the Selected Dealer by Salomon.

          (b)  NASD.  The Selected Dealer is actually engaged in the investment
               -----
banking or securities business and is either a member in good standing of the NASD or, if the Selected Dealer is not such a member, the Selected Dealer is a foreign bank, dealer or institution not eligible for membership in the NASD which agrees to make no sales within the United States, its territories or its possessions or to persons who are citizens thereof or residents therein, and in making other sales agrees to comply with the NASD's interpretation with respect to free riding and withholding. The Selected Dealer further represents that the Selected Dealer has provided to Salomon all documents and other information required to be filed with respect to the Selected Dealer, any related person or any person associated with the Selected Dealer or any such related person pursuant to the supplementary requirements of the NASD's interpretation with respect to review of corporate financing as such requirements relate to the Offering.

          The Selected Dealer agrees that (i) the Selected Dealer will comply with the provisions of section 24 of Article III of the NASD's Rules of Fair Practice and (ii) if the Selected Dealer is a non-NASD member broker or dealer in a foreign country, the Selected Dealer will also comply (A) as though the Selected Dealer were an NASD member, with the provisions of sections 8 and 36 thereof and (B) with section 25 thereof as that section applies to a non-NASD member broker or dealer in a foreign country.

          The Selected Dealer acknowledges that the Offering is being conducted pursuant to the provisions of Schedule E to the By-Laws of the NASD and, if the Selected Dealer is a member of the NASD, the Selected Dealer agrees to comply with the provisions of Section 12 of said Schedule E, which prohibits purchase of the Shares in any discretionary account without the prior specific written approval of the customer.

          (c)  Certificates.  Each of the Officer's Allocation Certificate and
               -------------
the Officer's Recycling Certificate delivered by the Selected Dealer pursuant to this Agreement will be true, correct and complete in all material respects as of the date made.

          (d)  Compliance with Rules of Engagement.  The Selected Dealer has
               ------------------------------------
complied and will comply in all material respects with its obligations under this Agreement, including the Rules of Engagement.

          8.  Relationship among Salomon and Selected Dealers.  Salomon may buy
              ------------------------------------------------
Shares from or sell Shares to any Selected Dealer, and (with Salomon's consent) the Selected Dealers may purchase Shares from and sell Shares to each other at the Public Offering Price less all or any part of the Concession. The Selected Dealer is not authorized to act as agent for Salomon or Berkshire in offering Shares to the public or otherwise. Salomon shall not be under any obligation to the Selected Dealer except for obligations assumed hereby or in any Written Communication from Salomon in connection with the Offering. Nothing contained herein or in any Written Communication from Salomon shall constitute the Selected Dealers an association or partners with Salomon or with one another.
If the Selected Dealers, among themselves or with Salomon, should be deemed to constitute a partnership for Federal income tax purposes, then the Selected Dealer hereby elects to be excluded from the application of Subchapter K, Chapter 1, Subtitle A of the Internal Revenue Code of 1986 and agrees not to take any position inconsistent with that election. The Selected Dealer authorizes Salomon, in its discretion, to execute and file on the Selected Dealer's behalf such evidence of that election as may be required by the Internal Revenue Service. In connection with the Offering the Selected Dealer shall be liable for the Selected Dealer's proportionate amount of any tax, claim, demand or liability that may be asserted against the Selected Dealer alone or against one or more Selected Dealers participating in the Offering, or against Salomon, based upon the claim that the Selected Dealers, or any of them, constitute an association, an unincorporated business or other entity, including, in each case, the Selected Dealer's proportionate amount of any expense incurred in defending against any such tax, claim, demand or liability.

          9.  Expenses.  The Selected Dealer will not be entitled to
              ---------
reimbursement for Offering-related expenses of any kind.

          10.  Termination; Supplements and Amendments.  This Agreement shall
               ----------------------------------------
continue in full force and effect from the date of your acceptance hereof until the 30th day after the commencement of the public offering of the Shares (such 30 day period, the "Distribution Period"). In Salomon's discretion the Distribution Period may be extended by Salomon for a further period not exceeding 30 days and at Salomon's discretion, whether or not extended, may be terminated at any earlier time. Each of Salomon and the Selected Dealer may terminate this Agreement upon written notice of such termination delivered to the other pursuant to Section 13 hereof; provided, however, that such
                                         --------  -------
termination shall not be effective if such notice is delivered after the Effective Time. The Selected Dealer's representations and warranties hereunder shall survive termination of this Agreement. This Agreement may be supplemented or amended by Salomon by Written Communication at any time prior to the Effective Time. Each reference to "this Agreement" herein shall, as appropriate, be to this Agreement as so supplemented or amended.

          11.  Successors and Assigns.  This Agreement shall be binding on, and
               -----------------------
inure to the benefit of, the parties hereto, and the respective successors and assigns of each of them.

          12.  Governing Law.  This Agreement and the terms and conditions set
               --------------
forth herein with respect to the Offering shall be governed by, and construed in accordance with, the laws of the State of New York.

          13.  Written Communications.  Salomon will advise the Selected Dealer
               -----------------------
by fax, telegram, telex or other form of written communication ("Written Communication", which term may include a prospectus) of any change in the method and supplementary terms and conditions (including, without limitation, the pricing) of the Offering. To the extent such supplementary terms and conditions are inconsistent with any provision herein, such terms and conditions shall supersede any such provision.

          Unless otherwise indicated herein or in any such Written Communication, communications by the Selected Dealer with respect to the Offering should be sent to Salomon Brothers Equity Capital Markets/Syndicate Department, 7 World Trade Center, New York, New York 10048, Attention Berkshire Hathaway Equity Syndicate Team. Telecopy Number: (212) 783-3349. The Selected Dealer may also call (212) 783-3400 from 9:00 a.m. to 5:00 p.m. (EST) with any questions regarding the Offering. This is a special voice mail box that has been set up to accommodate the Offering.

          14.  Acceptance; Effectiveness.  The Selected Dealer's acceptance of
               --------------------------
this Agreement must consist of the Selected Dealer's delivery to Salomon of an original Agreement manually executed by the Selected Dealer's duly authorized officer, accompanied by the Selected Dealer's completed Selected Dealer Information in the form attached hereto as Annex A. Salomon reserves the right to reject any acceptance of this Agreement in whole or in part. This Agreement shall not constitute a binding agreement until the Effective Time.


                                Very truly yours,

                                SALOMON BROTHERS INC,

                                by
                                    _________________________


ACCEPTED AND AGREED:
April ___, 1996

_________________________________
      (Name of Dealer)

by: _____________________________
     Name:
     Title:

                                                                         Annex A

                          SELECTED DEALER INFORMATION

                          (Please Type All Responses)

Official Firm Name  ____________________________________________________________

Firm Tax ID Number  ____________________________________________________________

Primary Contact Name ___________________________________________________________

Primary Contact Mailing
Address (No Post Office Boxes)  ________________________________________________

Primary Contact Phone Number  __________________________________________________

Primary Contact Fax Number _____________________________________________________

Credit Contact Name ____________________________________________________________

Credit Contact Phone Number  ___________________________________________________

Credit Contact Fax Number  _____________________________________________________

Self-Clearing Firms:
- --------------------

   DTC Participation Number ____________________________________________________

   Standing DTC Delivery Instructions __________________________________________

Non-Self Clearing Firms:
- ------------------------

   Clearing Agent Name _________________________________________________________

   Clearing Agent Contact Name _________________________________________________

   Clearing Agent Contact Phone Number _________________________________________

   Clearing Agent DTC Participation Number _____________________________________

   Clearing Agent Standing DTC
     Delivery Instructions _____________________________________________________

   Firm's Account Number at Clearing Agent _____________________________________

NASD Executing Broker Symbol  __________________________________________________

Operations Contact Name  _______________________________________________________

Operations Contact Phone Number  _______________________________________________

Total Ownership Equity (as of 12/31/95
and 3/31/96 Focus Reports)  ____________________________________________________

Net Capital (as of 12/31/95 and
3/31/96 Focus Reports)  ________________________________________________________

Total Assets (as of 12/31/95 and
3/31/96 Focus Reports)  ________________________________________________________

Name of Selected Dealer as it Should Appear in any Publicity Related to the Offering ________________________________________

Selected Dealer Telephone Number for Reference of Potential Investors _______________________________________________________

Initial Preliminary Prospectuses Requested _____________________________________

Address for Delivery of Prospectuses
   (One Address Only) __________________________________________________________

                      __________________________________________________________

                      __________________________________________________________

                                                                         Annex B

                               DEMAND UPDATE FORM

                            Berkshire Hathaway Inc.
                            -----------------------
                   Offering of Shares of Class B Common Stock
                   ------------------------------------------

                                 (Please Type)


Demand Update as of:____________ , 1996


Reporting Selected Dealer (Full Firm Name): ____________________________________

Sender's Full Name:  ___________________________________________________________

Sender's Telephone Number:  ____________________________________________________

For Firm Indications of Interest From Non-Institutional Investors less than
- ---------------------------------------------------------------------------
20,000 Shares:/1/
- --------------

   Previous Day's Total Demand (in Shares): ____________________________________

   Today's Additional Demand (in Shares): ______________________________________

   Today's Total Demand (in Shares): ___________________________________________

   Total Number of Tickets: ____________________________________________________


Comments/Issues: _______________________________________________________________


Number of Additional Preliminary
Prospectuses Needed (if any): __________________________________________________


Number of Volumes of Documents
Incorporated by Reference
Needed (if any):  ______________________________________________________________


The return of this form constitutes the Selected Dealer's representation and warranty that all indications of customer interest have been taken according to the Rules of Engagement set forth in the Selected Dealer Agreement.

Please fax this Demand Update Form to Salomon Brothers Inc at fax number (212) 783-3349.

- -------------------
/1/ For all firm indications of interest of 20,000 Shares or more or from institutional investors, provide the full account name and interest size on a separate page. See Section 5(h) of the Selected Dealer Agreement for the definition of "institutional investor".

                                                                         Annex C


                        OFFICER'S ALLOCATION CERTIFICATE

                               Berkshire Hathaway
                               ------------------
                   Offering of Shares of Class B Common Stock
                   ------------------------------------------

                                 (Please Type)


      I, _________________ /2/ being the _________________ /3/ of
__________________________ /4/ (the "Selected Dealer") hereby certify as follows:

      1. The Selected Dealer's aggregate demand with respect to the offering by Berkshire Hathaway Inc. of its Class B Common Stock, par value $0.1667 per share (the "Shares"), is ___________ Shares.

      2. Schedule 1 attached hereto identifies each customer's account number and the number of Shares comprising the demand specified in paragraph 1 above. Such demand constitutes firm indications of interest by such customers.

      3. The Selected Dealer hereby offers to purchase up to the number of Shares specified in paragraph 1 above pursuant to the Selected Dealer Agreement
dated as of April   , 1996 (the "Selected Dealer Agreement"), between Salomon
Brothers Inc ("Salomon") and the Selected Dealer. Salomon shall have the right to accept or reject such offer in whole or in part. Such offer shall be revocable by the Selected Dealer (in whole but not in part) at any time prior to Salomon's confirmation of the allocation of Shares for purchase by the Selected Dealer as provided in Section 5(g) of the Selected Dealer Agreement, which confirmation will not be made until after the Registration Statement relating to the Shares has become effective. Upon Salomon's confirmation of the allocation as provided in said Section 5(g), the Selected Dealer Agreement will constitute the legal and binding obligation of the Selected Dealer to purchase the allocated Shares from Salomon on the terms and subject to the conditions set forth in the Selected Dealer Agreement.

      4. The Selected Dealer has complied in all material respects with the Rules of Engagement.

- -------------
/2/ Insert full name of officer signing this Certificate.
/3/ Insert title of officer signing this Certificate.
/4/ Insert full legal name of the Selected Dealer.

 I further acknowledge that a copy of this certificate may be sent to the following individuals:

Warren Buffett                Robert Denham
Berkshire Hathaway Inc.       Salomon Inc
Chairman/                     Chairman/
Chief Executive Officer       Chief Executive Officer

GIVEN under my hand this ____ day of ___________, 1996

Signed: _______________________________________________

                                                                         Annex D


                        OFFICER'S RECYCLING CERTIFICATE

                            Berkshire Hathaway Inc.
                            -----------------------
                   Offering of Shares of Class B Common Stock
                   ------------------------------------------

                                 (Please Type)


      I,                    /1/ being the              /2/ of
/3/ (the "Selected Dealer") hereby certify that, in connection with the recently completed offering (the "Offering") by Berkshire Hathaway Inc. of its Class B Common Stock, par value $0.1667 per share (the "Shares"), in which the Selected
Dealer received          Shares as its confirmed allocation, to the best of my
knowledge after reasonable inquiry (which did not include contacting the accounts listed on Schedule 1 hereto, but which did include reviewing the Selected Dealer's internal account records, as of the ___ day of ____________, 1996 (the "Certificate Date")/4/ the information contained on Schedule 1 regarding the number of Shares initially sold by the Selected Dealer to its customers and the number of Shares held by such customers as of the Certificate Date is true and correct in all material respects.

      I further acknowledge that a copy of this Certificate may be sent to the following individuals:

Warren Buffett                Robert Denham
Berkshire Hathaway Inc.       Salomon Inc
Chairman/                     Chairman/
Chief Executive Officer       Chief Executive Officer

Given under my hand this ____ day of ______________, 1996

Signed: ______________


- --------------------
/1/Insert name of officer signing the Certificate.
/2/Insert title of officer signing this Certificate.
/3/Insert full legal name of the Selected Dealer.
/4/Insert date which is the fifth business day following the pricing date.